                                                               Exhibit 8(a)(iii)

                      AMENDMENT TO PARTICIPATION AGREEMENT
                                      AMONG
                       T. ROWE PRICE EQUITY SERIES, INC.,
                    T. ROWE PRICE FIXED INCOME SERIES, INC.,
                    T. ROWE PRICE INTERNATIONAL SERIES, INC.,
                    T. ROWE PRICE INVESTMENT SERVICES, INC.,
                                       AND
                       CUNA MUTUAL LIFE INSURANCE COMPANY

WHEREAS, CUNA Mutual Life Insurance Company (formerly known as Century Life of America), T. Rowe Price Equity Series, Inc., T. Rowe Price Fixed Income Series, Inc., T. Rowe Price International Series, Inc., and T. Rowe Price Investment Services, Inc. entered into a Participation Agreement dated as of April 22, 1994, as amended ("Participation Agreement") and;

WHEREAS, effective as of December 31, 2007, CUNA Mutual Life Insurance Company, an Iowa mutual life insurance company, will merge with and into CUNA Mutual Insurance Society, an Iowa mutual life insurance company, with CUNA Mutual Insurance Society surviving the merger; and

WHEREAS, in light of this merger, the parties desire to amend the Participation Agreement.

NOW THEREFORE, the parties do hereby agree as follows:

1. "CUNA Mutual Life Insurance Company" is hereby replaced throughout the Participation Agreement with "CUNA Mutual Insurance Society", and will assume the rights and obligations of CUNA Mutual Life Insurance Company as its successor under Section 12.8 of the Participation Agreement.

2.   Schedule A is hereby replaced with the attached Schedule A.

3. All other terms and provisions of the Participation Agreement are not amended herein shall remain in full force and effect.

4.   The foregoing changes shall be effective as of December 31, 2007.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative.

CUNA MUTUAL INSURANCE SOCIETY           T. ROWE PRICE EQUITY SERIES, INC.
BY ITS AUTHORIZED OFFICER               BY ITS AUTHORIZED OFFICER


By: /s/ Steven R. Suleski               By: /s/ Henry H. Hopkins
    ---------------------------------       ------------------------------------
Name: Steven R. Suleski                 Name: Henry H. Hopkins
Title: Vice President                   Title: Vice President
Date:                                   Date: 11/12/07
      -------------------------------


T. ROWE PRICE FIXED INCOME SERIES,      T. ROWE PRICE INTERNATIONAL SERIES,
INC.                                    INC.
BY ITS AUTHORIZED OFFICER               BY ITS AUTHORIZED OFFICER


By: /s/ Henry H. Hopkins                By: /s/ Henry H. Hopkins
    ---------------------------------       ------------------------------------
Name: Henry H. Hopkins                  Name: Henry H. Hopkins
Title: Vice President                   Title: Vice President
Date: 11/12/07                          Date: 11/12/07


                                        T. ROWE PRICE INVESTMENT SERVICES, INC.
                                        BY ITS AUTHORIZED OFFICER


                                        By: /s/ Darrell N. Braman
                                            ------------------------------------
                                        Name: Darrell N. Braman
                                        Title: Vice President
                                        Date: 11/12/07

                                   SCHEDULE A

NAME OF SEPARATE ACCOUNT AND DATE            CONTRACTS FUNDED BY
ESTABLISHED BY BOARD OF DIRECTORS              SEPARATE ACCOUNT           DESIGNATED PORTFOLIOS
--------------------------------------   ---------------------------   ---------------------------
CUNA Mutual Variable Annuity             Variable Annuity              T. Rowe Price International
Account                                                                Series, Inc.
(formerly known as CUNA Mutual Life      33-73738                      -T. Rowe Price
Variable Annuity International Series,                                 International Stock
Inc. Account)                                                          Portfolio
Established December 14, 1993

CUNA Mutual Variable Life Insurance      Variable Universal Life       T. Rowe Price International
Account                                                                Series, Inc.
(formerly known as CUNA Mutual Life      33-19718                      -T. Rowe Price
Variable Account Series, Inc. Account)                                 International Stock
Established August 16, 1983              Variable Universal Life II    Portfolio

                                         333-81499

CUNA Mutual Group Variable Annuity       Group Variable Annuity        T. Rowe Price
Account                                                                International Series,
(formerly CUNA Mutual Life Group         Offered Exclusively to        Inc.
Variable Annuity Series, Inc. Account)   Qualified Plans (not          -T. Rowe Price
Established August 16, 1983              Registered in Reliance on     International Stock
                                         Qualified Plan Exemption to   Portfolio
                                         Registration Requirements)
                                                                       T. Rowe Price Equity
                                                                       Series, Inc.
                                                                       -T. Rowe Price Blue Chip
                                                                       Growth Portfolio
                                                                       -T. Rowe Price Equity
                                                                       Income Portfolio

                                                                       T. Rowe Price Fixed Income
                                                                       Series, Inc.
                                                                       -T. Rowe Price Limited-Term
                                                                       Bond Portfolio